SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-12

                             TRUSTMARK CORPORATION
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

(Logo)
                                 March 14, 2003

Dear Shareholder:

You are cordially invited to attend Trustmark Corporation's annual meeting of shareholders. This meeting will be held in the Grand Ballroom at the Hilton Jackson, located at 1001 East County Line Road, Jackson, Mississippi, on Tuesday, April 15, 2003 at 2:00 p.m.

At the meeting, shareholders will elect a board of directors and transact such other business as may properly come before the meeting. Prior to the meeting, please carefully read the accompanying proxy statement for 2002.

Thank you for your support of Trustmark.

                                   Sincerely,

                             /s/ Richard G. Hickson
                             -----------------------
                               Richard G. Hickson
                      Chairman and Chief Executive Officer

                              Trustmark Corporation
                             248 East Capitol Street
                                Jackson, MS 39201

 -------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 -------------------------------------------------------------------------------

  TIME.......................Tuesday, April 15, 2003, 2:00 p.m.

  LOCATION...................Grand Ballroom
                             Hilton  Jackson
                             1001 East County Line Road
                             Jackson, Mississippi 39211

  ITEMS OF BUSINESS..........(1)   To elect a board of twelve directors
                                   to hold office for the ensuing year or
                                   until their successors are elected and
                                   qualified.
                             (2)   To transact such other business as may
                                   properly come before the meeting.

  RECORD DATE................Shareholders of record on February 17, 2003 are eligible to vote at the meeting in person or by proxy.

  PROXY VOTING/REVOCATION....You are urged to sign and
                             return the enclosed proxy promptly, whether or not you plan to attend the meeting. If you do attend the meeting, you may revoke your proxy prior to the voting thereof. You may also revoke your proxy at any time before it is voted by written notice to the Secretary of Trustmark Corporation or by delivery to the Secretary of a subsequently dated proxy.

                                                       T. Harris Collier III
                                                       Secretary

                                TABLE OF CONTENTS

                                                                            Page
General Information....................................................       1
  Solicitation by the Board of Directors...............................       1
  Annual Meeting.......................................................       1
  Shareholders Entitled to Vote........................................       1
  Required Vote........................................................       1
  How to Vote..........................................................       1
  Revocation of Proxies................................................       1
  Voting on Other Matters..............................................       1
  Cost of Proxy Solicitation...........................................       1
Corporate Governance...................................................       2
  Board Mission........................................................       2
  Meetings of the Board of Directors...................................       2
  Committees of the Board of Directors.................................       2
    Audit and Finance Committee........................................       2
    Executive Committee................................................       3
    Human Resources Committee..........................................       3
    Nominating Committee...............................................       3
    Strategic Planning Committee.......................................       3
  Committee Membership.................................................       3
  Director Compensation................................................       4
Election of Directors..................................................       4
The Nominees...........................................................       5
Performance Graph......................................................       9
Stock..................................................................      10
  Securities Ownership by Certain Beneficial Owners and Management.....      10
  Section 16(a) Beneficial Ownership Reporting Compliance..............      11
Executive Compensation.................................................      12
  Compensation Table...................................................      12
  Option Grants in 2002................................................      12
  Option Exercises and Year-End Option Values..........................      13
  Pension Plan.........................................................      13
  Deferred Compensation Plan...........................................      14
  Employment Agreements................................................      14
  Human Resources Committee Report on Executive Compensation...........      15
    Chief Executive Officer Compensation - 2002........................      15
    Executive Officer Compensation - 2002..............................      15
    Committee Composition..............................................      16
Transactions with Management...........................................      16
Audit and Finance Committee Report.....................................      16
  Independent Public Accountants.......................................      16
  Committee Review and Discussion......................................      16
  Accounting Fees......................................................      17
  Audit Charter........................................................      17
Proposals of Shareholders..............................................      17

GENERAL INFORMATION

Solicitation by the Board of Directors

This proxy statement is being sent on or about March 14, 2003, in connection with the solicitation by the Board of Directors of Trustmark Corporation (Trustmark) of proxies to be voted at the 2003 Annual Meeting of Shareholders and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

Annual Meeting

The Annual Meeting of Shareholders will be held in the Grand Ballroom of the Hilton Jackson, located at 1001 East County Line Road, Jackson, Mississippi 39211, on Tuesday, April 15, 2003, at 2:00 p.m.

Shareholders Entitled to Vote

Shareholders of record at the close of business on February 17, 2003, are entitled to notice of and to vote at the meeting in person or by proxy. On the record date, Trustmark had outstanding 60,429,110 shares of common stock.

Required Vote

A majority of the shares outstanding constitutes a quorum. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product constitutes the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. Each share is entitled to one vote on other issues, and the issue will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are counted for purposes of determining a quorum, but are not otherwise counted.

All valid proxies received by Trustmark will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated in an otherwise properly executed proxy, it will be voted for the slate of directors proposed by the Board of Directors.

How to Vote

Shareholders of record can vote in person at the annual meeting or by proxy without attending the annual meeting.

To vote by proxy, either:
1. Complete the enclosed proxy card, sign, date and return it in the enclosed postage-paid envelope,
2. Vote by telephone (instructions are on the proxy card), or
3. Vote by Internet (instructions are on the proxy card).

Revocation of Proxies

Any shareholder may revoke a proxy at any time before it is voted by written notice to the Secretary, by revocation at the meeting, or by delivery to the Secretary of a subsequently dated proxy.

Voting on Other Matters

The Board of Directors is not aware of any additional matters likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying proxy or their substitutes will vote the shares represented by such proxies in accordance with the recommendations of the Board of Directors of Trustmark.

Cost of Proxy Solicitation

Solicitation of proxies will be primarily by mail. Associates of Trustmark and its subsidiaries may be used to solicit proxies by means of telephone or personal contact, but will not receive any additional compensation for doing so. Banks, brokers, trustees, and nominees will be reimbursed for reasonable expenses incurred in sending proxy materials to the beneficial owners of such shares. The total cost of the solicitation will be borne by Trustmark.

CORPORATE GOVERNANCE

In December 2000, Trustmark's Board of Directors created a Governance Committee to perform a comprehensive evaluation of Trustmark's overall approach to corporate governance. With the assistance of an outside consulting firm specializing in corporate governance, the Committee analyzed numerous corporate governance topics including:

        o Role, structure and composition of the Board and Committees,
        o Committee charters, calendars, and decision accountabilities,
        o Required Board/Director competencies and traits,
        o Nomination, selection, and succession procedures for Directors, and
        o Board performance evaluation.

In July 2001, the Governance Committee recommended that the governance responsibilities between the Boards of Directors of Trustmark and its principal operating subsidiary, Trustmark National Bank (TNB), be more formally divided. Under the recommendation, the Governance Committee proposed to establish a smaller board for Trustmark and a separate, larger board for TNB whose members would include the Board of Directors of Trustmark and additional persons to be elected by Trustmark.

Additional provisions of the new governance structure include a retirement age of 65 for directors, required notification of changes in professional responsibilities and residence, a director's attendance policy, a Code of Conduct for directors, and the authority to seek advice or counsel from external advisers on an as-needed basis.

Furthermore, the Committee proposed implementing a committee structure and revised director accountabilities that best enable the Board to address issues such as business growth, human capital, and technology.

Trustmark's Board of Directors unanimously adopted the recommendations of the Governance Committee, which became effective on April 9, 2002. The enhanced structure improves the effectiveness and efficiency of Trustmark's corporate decision-making processes, as well as improves the oversight of bank-related operations and functions by TNB.

Board Mission

The role of the Board is to foster Trustmark's long-term success consistent with its fiduciary responsibility to shareholders. As part of this role, Trustmark's Board is responsible for:

      o  Providing strategic guidance and oversight,
      o Acting as a resource on strategic issues and in matters of planning and policymaking,
      o  Ensuring that management's operations
         contribute to Trustmark's financial soundness,
      o Promoting social responsibility and ethical business conduct,
      o Providing insight and guidance on complex business issues and problems in the banking and financial services industries,
      o Ensuring that an effective system is in place to facilitate selection, succession planning, and compensation of the Chief Executive Officer, and
      o Ensuring Trustmark's compliance with all relevant legal and regulatory requirements.

Meetings of the Board of Directors

The Board of Directors met six times in 2002. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees of which he or she was a member in 2002.

Committees of the Board of Directors

There are five committees that collectively provide guidance on strategic issues, planning and policymaking: Audit and Finance, Executive, Human Resources, Nominating, and Strategic Planning. The committees are comprised solely of independent directors, with the exception of the Executive Committee.

Audit and Finance Committee

The Audit and Finance Committee meets at least six times a year and is responsible for, among other things, annual approval of the independent auditors, oversight of audit activities, financial reporting and regulatory compliance, as well as approval and review of the budget and privacy policy. The Committee also meets with the independent and internal auditors, without management present, on a regular basis.

Executive Committee

The Executive Committee acts on behalf of the Board if a matter requires Board action before a meeting of the full Board can be held. The Committee is responsible for reviewing the corporate governance structure and annually evaluating each director's performance against specific performance criteria.

Human Resources Committee

The role of the Human Resources Committee is to ensure that appropriate policies and practices are in place to facilitate the development of management talent, orderly CEO succession planning, corporate social responsibility and the setting of management compensation.

Nominating Committee

The Nominating Committee is charged with the responsibility of seeking, interviewing and recommending to the Board of Directors qualified candidates for Board and committee membership.

Strategic Planning Committee

The Strategic Planning Committee provides guidance to management on the strategic planning process and issues of strategic importance including business growth and expansion, material transactions, and technology. The Committee is also responsible for monitoring progress with Trustmark's long-term strategic and financial objectives.

Committee Membership

The following table shows the current membership of each committee and the number of meetings held by each committee during 2002.

                        Audit and               Human                Strategic
     Director            Finance   Executive  Resources  Nominating   Planning
---------------------   ---------  ---------  ---------  ----------  ---------
J. Kelly Allgood          Chair        X                      X          X
Reuben V. Anderson                     X        Chair         X
John L. Black, Jr.          X
William C. Deviney, Jr.                           X
C. Gerald Garnett                      X          X           X          X
Richard G. Hickson                     X
Matthew L. Holleman III              Chair                  Chair      Chair
William Neville III                    X                      X
Richard H. Puckett          X
Carolyn C. Shanks                                 X
Kenneth W. Williams         X
William G. Yates, Jr.                                                    X
2002 Meetings               8          7          8           0          2

Director Compensation

Prior to the new governance structure taking effect on April 9, 2002, the Chairman of the Board, an independent director at that time, received $4,250 per month. All members of the Executive Committee were paid $2,125 per month; and all other directors and each committee chair received $1,000 and $1,250, respectively, for each Board meeting attended. Those members of the Board of Directors who were compensated officers of Trustmark or TNB did not receive compensation for service on the Board or board committees.

Subsequent to April 9, 2002, all directors receive a retainer of $12,000 annually. The Executive Committee members receive a retainer of $3,000 and the Executive Committee Chair receives an additional retainer of $3,000. Directors receive $1,000 for each Board meeting attended. Likewise, all committee members and committee chairs receive $500 and $750, respectively, for each committee meeting attended. The CEO is the only member of management on the Board and receives no compensation for Board or committee service.

Trustmark provides directors the opportunity to participate in a deferred fee plan pursuant to which participants may defer up to 100% of fees to fund a portion of the cost of specified retirement and death benefits. Trustmark has purchased life insurance policies on participating directors to fund this plan.

On April 9, 2002, each outside director received an option grant of 2,000 shares pursuant to the Trustmark Corporation 1997 Long Term Incentive Plan. These options vest equally over a four-year period and expire in 2012.

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors for the coming year at twelve. The nominees listed herein have been proposed by the Board of Directors for election at the meeting. Shareholders wishing to make nominations to the Board of Directors must do so in accordance with the provisions of Article II,
Section 10 of Trustmark's Bylaws.

Shares represented by the proxies will, unless authority to vote is withheld, be voted in favor of the proposed slate of twelve nominees. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product constitutes the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. The proxies reserve the right, in their discretion, to vote cumulatively. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes the shareholder is entitled to cast will be distributed among the remaining nominees.

Should any of these nominees be unable to accept the nomination, the votes which otherwise would have been cast for that nominee will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders or until a successor is elected and qualified. The persons who will be elected to the Board of Directors will be the twelve nominees receiving the largest number of votes.

THE NOMINEES

Name and Age at Record Date                 Position, Principal Occupation and Directorships
---------------------------------           ------------------------------------------------
J. Kelly Allgood...............62           o  Retired President, BellSouth Mississippi
(Photo)                                     o  Director of Trustmark since 1991
                                            o  Trustmark Corporate Committees:
                                                 Audit and Finance - Chair
                                                 Executive
                                                 Nominating
                                                 Strategic Planning
                                            o  Other Directorships:  Trustmark National Bank,
                                               Mississippi College, Taxolog, Inc.

Reuben V.  Anderson............60           o  Partner, Phelps Dunbar, L.L.P. (Attorney)
(Photo)                                     o  Director of Trustmark since 1980
                                            o  Trustmark Corporate Committees:
                                                 Executive
                                                 Human Resources  - Chair
                                                 Nominating
                                            o  Other Directorships:  Trustmark National Bank, BellSouth
                                               Corporation, Burlington Resources, Inc., The Kroger
                                               Company, Mississippi Chemical Corporation,
                                               National Job Corp. Association

John L. Black, Jr..............63           o  Chairman and CEO, The Waverley Group, Inc.
(Photo)                                        (Owns and Manages Nursing Home Facilities)
                                            o  Director of Trustmark since 1990
                                            o  Trustmark Corporate Committees:
                                                 Audit and Finance
                                            o  Other Directorships:  Trustmark National Bank

William C. Deviney, Jr.........57           o  CEO, Deviney Construction Company, Inc.
(Photo)                                        (Telecommunications Construction)
                                            o  Director of Trustmark since 1995
                                            o  Trustmark Corporate Committees:
                                                 Human Resources
                                            o  Other Directorships:  Trustmark National Bank

C. Gerald Garnett..............58           o  CEO, Southern Farm Bureau Casualty Insurance Company
(Photo)                                        and Southern Farm Bureau Property Insurance Company
                                            o  Director of Trustmark since 1993
                                            o  Trustmark Corporate Committees:
                                                 Executive
                                                 Human Resources
                                                 Nominating
                                                 Strategic Planning
                                            o  Other Directorships:  Trustmark National Bank, Cimarron
                                               Mortgage Company, Mississippi Methodist Hospital &
                                               Rehabilitation Center, National Association of Independent
                                               Insurers



Richard G. Hickson ............58           o  Chairman, President and CEO, Trustmark Corporation
(Photo)                                     o  Director of Trustmark since 1997
                                            o  Trustmark Corporate Committees:
                                                 Executive
                                            o  Other Directorships:  Trustmark National Bank, Federal
                                               Reserve Bank of Atlanta, Millsaps College, Mississippi
                                               Economic Council, St. Dominic-Jackson Memorial Hospital

Matthew L. Holleman III........51           o  President and CEO, Galaxie Corporation; President,
(Photo)                                        Capitol Street Corporation, H.H. Corporation and Bay
                                               Street Corporation (Investment Management)
                                            o  President and CEO, Mississippi
                                               Valley Gas Company (1987-2002)
                                               (Natural Gas Distribution)
                                            o  Director of Trustmark since 1994
                                            o  Trustmark Corporate Committees:
                                                 Executive - Chair
                                                 Nominating - Chair
                                                 Strategic Planning - Chair
                                            o  Other Directorships:  Trustmark National Bank , Galaxie
                                               Corporation, Capitol Street Corporation, Waggoner
                                               Engineering, InTime, Inc.

William Neville III............62           o  President, The Rogue, Ltd. (Men's Retailer)
(Photo)                                     o  Director of Trustmark since 1980
                                            o  Trustmark Corporate Committees:
                                                 Executive
                                                 Nominating
                                            o  Other Directorships:  Trustmark National Bank,
                                               Foundation for Public Broadcasting, RetailAdWorld -
                                               Visual Reference Publications

Richard H. Puckett.............48           o  CEO and President, Puckett Machinery Company
(Photo)                                        (Distributor of Heavy Earth Moving Equipment)
                                            o  Director of Trustmark since 1995
                                            o  Trustmark Corporate Committees:
                                                 Audit and Finance
                                            o  Other Directorships:  Trustmark National Bank, Senior
                                               Executive Advisory Board - College of Business &
                                               Industry, Mississippi State University

Carolyn C. Shanks..............41           o  President and CEO, Entergy Mississippi, Inc. (since 1999)
(Photo)                                        Vice President -Finance and Administration, Entergy
                                               Nuclear (1997 - 1999)
                                            o  Director of Trustmark since 2001
                                            o  Trustmark Corporate Committees:
                                                 Human Resources
                                            o  Other Directorships: Trustmark National Bank, Mississippi Economic Council, Executive
                                               Advisory Board - College of Business & Industry, Mississippi State University,
                                               Business and Industry Political Action Committee

Kenneth W. Williams............61           o  President, Corinth Coca-Cola Bottling Works (since 2000);
(Photo)                                        President, Refreshments, Inc., and Refreshments of
                                               Tennessee, Inc.; Secretary/Treasurer, Tupelo Coca-Cola
                                               Bottling Works (1975-2000)
                                            o  Director of Trustmark since 1998
                                            o  Trustmark Corporate Committees:
                                                 Audit and Finance
                                            o  Other Directorships:  Trustmark National Bank

William G. Yates, Jr...........61           o  President and Chairman, The Yates Companies, Inc. (Construction)
(Photo)                                     o  Director of Trustmark since 2001
                                            o  Trustmark Corporate Committees:
                                                 Strategic Planning
                                            o  Other Directorships:  Trustmark National Bank

PERFORMANCE GRAPH

The following graph compares Trustmark's annual percentage change in cumulative total return on common shares over the past five years with the cumulative total return of companies comprising the NASDAQ market value index and the MG Industry Group 413. The MG Industry Group 413 is an industry index published by Media General Financial Services and consists of 68 bank holding companies located in the southeastern United States.

This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1997, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals for the fiscal years shown.

                        Five-Year Cumulative Total Return

   Company          1997      1998        1999       2000       2001       2002
-------------       ----     ------       ------    ------     ------     ------
Trustmark           100       99.52       96.33      96.84     114.52     115.35
MG-SE Banks         100       95.24       79.21      80.87     101.70     108.85
NASDAQ Market       100      141.04      248.76     156.35     124.64      86.94

STOCK

Securities Ownership by Certain Beneficial Owners and Management

The following table reflects the number of Trustmark common shares beneficially owned by (a) persons known by Trustmark to be the beneficial owners of more than 5% of its outstanding shares, (b) directors and nominees, (c) each of the executive officers named within the Executive Compensation Section, and (d) directors and executive officers of Trustmark as a group. The persons listed below have sole voting and investment authority for all shares except as indicated. Unless otherwise noted, beneficial ownership for each outside director and nominee includes 1,750 shares which the individual has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan. The percentage of outstanding shares of common stock owned is not shown where less than one percent.

                                                    Shares
                                                 Beneficially        Percent of
                                                    Owned            Outstanding
Name                                            As of 12/31/02         Shares
---------------------------------------        ------------------    -----------
Robert M. Hearin Foundation;                    7,895,034(1)           13.06%
    Robert M. Hearin Support Foundation
    711 West Capital Street
    Jackson, MS 39207
J. Kelly Allgood                                   49,408
Reuben V. Anderson                                 23,157(2)
John L. Black, Jr.                                327,950(2)
William C. Deviney, Jr.                            13,350
C. Gerald Garnett                               1,438,746(3)            2.38%
Richard G. Hickson                                204,185(4)
Matthew L. Holleman III                         7,939,655(5)           13.14%
Gerard. R. Host                                    93,139(2)(6)
James S. Lenoir                                    18,500(7)
William Neville III                               153,950(8)
Richard H. Puckett                                203,270(2)(9)
William O. Rainey                                  50,377(10)
Carolyn C. Shanks                                   1,200(11)
Harry M. Walker                                   107,233(2)(12)
Kenneth W. Williams                                11,825
Williams G. Yates, Jr.                             17,000(11)(13)
Directors and executive officers of
Trustmark as a group                           10,745,954              17.78%

(1) Includes 383,928 shares owned by the Robert M. Hearin Foundation, 2,956,862 shares owned by the Robert M. Hearin Support Foundation, 4,281,244 shares owned by Capitol Street Corporation, and 273,000 shares owned by Bay Street Corporation. Capitol Street Corporation is a 100% owned subsidiary of Galaxie Corporation, which may be deemed to be controlled by the Robert M. Hearin Support Foundation. Voting and investment decisions concerning shares beneficially owned by the Robert M. Hearin Foundation and the Robert
     M. Hearin Support Foundation are made by the Foundations' trustees:  Robert
     M. Hearin, Jr., Matthew L. Holleman III, Daisy S. Blackwell, E.E. Laird, Jr., Laurie H. McRee and Alan W. Perry.
(2)  Includes shares owned by spouse and/or minor children.
(3) Includes 1,355,102 shares owned by Southern Farm Bureau Casualty Insurance Company and 72,000 shares owned by Southern Farm Bureau Casualty Insurance Company Employee Retirement Plan and Trust for which nominee has shared voting and investment authority.
(4) Includes 191,502 shares which the nominee has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan.
(5) Includes 44,621 shares owned by nominee and immediate family members and 7,895,034 shares for which nominee has shared voting and investment authority as a result of serving as one of six trustees of the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation, president and chairman of the board of Galaxie Corporation, president and director of Capitol Street Corporation and president and director of Bay Street Corporation. These shares are reported as beneficially owned by the Robert
     M. Hearin Foundation and the Robert M. Hearin Support Foundation.
(6) Includes 58,446 shares which the named individual has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan.
(7) Includes 16,500 shares which the named individual has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan.
(8)  Includes 17,000 shares held by a corporation controlled by the nominee.
(9) Includes 45,000 shares owned by Puckett Machinery Company and 60,360 shares held by Puckett Machinery Company Profit Sharing Plan for which nominee has either sole or shared voting and investment authority.
(10) Includes 21,500 shares which the named individual has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan.
(11) Includes 1,000 shares which the named individual has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan.
(12) Includes 47,943 shares which the named individual has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan.
(13) Includes 8,724 shares held by a corporation controlled by the nominee.

Section 16(a) Beneficial Ownership Reporting Compliance

As part of Trustmark's on-going regulatory and compliance review process during 2002, it was determined that certain additional persons should have been filing reports under Section 16. The following individuals, who were deemed to have not filed timely reports in 2002, have subsequently filed all required reports: T. Harris Collier III, Louis E. Greer, James S. Lenoir, James M. Outlaw, William O. Rainey, and Zach L. Wasson.

In addition, Gerard R. Host made one late filing related to three charitable gifts made in prior years and one late filing related to a transfer to his spouse made in 2002 for estate planning purposes.

Trustmark reviewed the late filers' transactions and determined there were no short-swing liabilities owed.

EXECUTIVE COMPENSATION

Compensation Table

The following table sets forth the aggregate compensation for the last three fiscal years paid to Trustmark's Chief Executive Officer and the four highest compensated executive officers.



                                                                     Long-Term            All Other
                                          Annual Compensation      Compensation        Compensation (1)
                                          ===================   ====================   ================
      Name and Principal                                        Securties Underlying
          Position at                                             Stock Options
       December 31, 2002         Year      Salary      Bonus    (Number of Shares)
-----------------------------    ----     --------   --------   --------------------   ----------------
Richard G. Hickson               2002     $550,000   $550,621          45,000               $9,000
Chairman and CEO,                2001      523,958    519,868          49,000                6,239
Trustmark Corporation;           2000      499,375    423,743          46,500                6,239
Chairman and CEO,
Trustmark National Bank

Gerard R. Host                   2002     $254,500   $194,963          17,000               $9,000
President and COO                2001      241,583    183,985          19,500                6,239
Consumer Services Division,      2000      231,708    151,441          18,500                6,239
Trustmark National Bank

Harry M. Walker                  2002     $246,167   $141,347          17,000               $9,000
President and COO                2001      241,583    174,188          19,500                6,239
Commercial Services Division,    2000      231,708    148,735          18,500                6,239
Trustmark National Bank

James S. Lenoir                  2002     $173,967    $81,846           6,500               $5,219
Executive Vice President and     2001      169,592     62,937           7,500                4,469
Chief Risk Officer,              2000      164,600     61,714           7,500                 N/A
Trustmark National Bank

William O. Rainey                2002     $168,667    $83,329           6,500               $9,000
Executive Vice President and     2001      164,292     68,156           7,500                6,044
Chief Banking Officer,           2000      159,313     62,224           7,500                6,044
Trustmark National Bank

(1) All other compensation represents contributions to the 401(k) plan.

Option Grants in 2002

The following table sets forth, as to each named executive officer, information with respect to options granted on April 9, 2002 and the potential realizable value of such options assuming a 5% and 10% compounded annual rate of appreciation in the value of Trustmark's shares. The 5% and 10% assumed rates of growth are required by SEC rules for illustrative purposes only. Options granted during 2002 vest in four annual installments.

                                      Individual Grants
                        ===========================================      Potential Realizable Value at
                         Options    % of                                    Assumed Annual Rates of
                         Granted   Options   Exercise                     Appreciation for Option Term
                           in      Granted   Price Per   Expiration      =============================
Name                      2002     in 2002   Share (1)      Date              5%             10%
----------------------  --------   -------   ---------   ----------      -----------------------------
Richard G. Hickson        45,000    11.47%    $25.4569    4/9/2012        $720,437       $1,825,728
Gerard R. Host            17,000     4.33      25.4569    4/9/2012         272,165          689,720
Harry M. Walker           17,000     4.33      25.4569    4/9/2012         272,165          689,720
James S. Lenoir            6,500     1.66      25.4569    4/9/2012         104,063          263,716
William O. Rainey          6,500     1.66      25.4569    4/9/2012         104,063          263,716

(1) The exercise price of all options was equal to the closing price of Trustmark's common shares on the grant date.

Option Exercises and Year-End Option Values

The following table reflects information regarding options exercised by each named executive officer in 2002 as well as the number and value of the remaining options held by those executive officers at December 31, 2002.

                                                                              Value of Unexercised
                                                      Options at              In-the-Money Options
                        Shares                      Fiscal Year-End            at Fiscal Year-End
                       Acquired      Value    ==========================   ==========================
Name                 On Exercise   Realized   Exercisable  Unexercisable   Exercisable  Unexercisable
------------------   -----------   --------   -----------  -------------   -----------  -------------
Richard G. Hickson      7,683      $ 95,720     146,104       122,713       $ 696,141     $ 234,682
Gerard R. Host         23,489       292,642      40,798        52,213         135,060       105,883
Harry M. Walker        33,992       383,470      30,295        52,213          68,442       105,883
James S. Lenoir          N/A          N/A         9,750        17,250          28,570        33,595
William O. Rainey        N/A          N/A        14,750        17,250          34,182        33,595

Pension Plan

Trustmark maintains a noncontributory pension plan (the Plan) for associates who are 21 years or older and who have completed one year of service with a prescribed number of hours of credited service. The following table specifies the estimated annual benefits payable upon retirement at age 65 under the Plan to persons in the following remuneration and years of service classifications:

    Three-Year
  Average Annual       ------------Years of Credited Service--------------
   Compensation            15      20         25         30         35
-------------------   ----------------------------------------------------
    $  50,000           $7,574   $ 8,953    $ 9,982    $10,748    $11,317
       75,000           11,361    13,429     14,973     16,122     16,976
      100,000           15,148    17,906     19,964     21,496     22,634
      125,000           18,935    22,382     24,954     26,870     28,293
      150,000           22,722    26,859     29,945     32,244     33,951
      200,000           30,296    35,812     39,927     42,992     45,268

Years of credited service for the highest paid executives are: Richard G. Hickson - 6 years, Gerard R. Host - 19 years, Harry M. Walker - 31 years, William O. Rainey - 21 years, James S. Lenoir - 4 years.

Benefits payable under the Plan are based on a formula that takes into account the participant's average compensation over the highest consecutive three-year period and the number of years of credited service. Average compensation consists of W-2 taxable income adjusted for associate contributions to 401(k) and cafeteria plans, excess group term life insurance, automobile allowance, moving expenses and any severance pay. For 2002, the maximum benefit was $160,000 and the maximum covered compensation was $200,000. The table assumes the entire service period was completed under the benefit formula that is effective for service on or after January 1, 2002. Amounts payable pursuant to the Plan are not subject to deduction for social security.

Deferred Compensation Plan

Trustmark provides executive officers with a non-qualified defined benefit plan, which vests over ten years and provides retirement and death benefits based upon a specified covered salary. The Human Resources Committee capped the covered salary under the plan based on the executive officers' level of responsibilities. Normal retirement benefits under the plan are equal to fifty percent of covered salary payable for life, but not less than ten years. Should a participant die prior to normal retirement while the plan is in effect, the participant's beneficiary will receive a death benefit equal to a percentage of covered salary for ten years or until the participant would have reached normal retirement age, whichever is later. Life insurance contracts have been purchased to fund payments under the plan.

Employment Agreements

Mr. Hickson entered into an amended and restated employment agreement with Trustmark effective March 12, 2002, which provides for his employment as Chairman and Chief Executive Officer. The agreement provides for the Human Resources Committee to approve a base salary of not less than $400,000 and award bonuses, stock options and other customary benefits. Bonus payments must not exceed current base salary.

If Mr. Hickson's employment is terminated (other than for Cause, death, disability or retirement) or in the event he resigns for Good Reason within three years after a change in control of Trustmark, Mr. Hickson is entitled to an amount equal to the sum of his salary immediately prior to the change in control and the highest annual bonus earned in any of the preceding three years. In consideration of Mr. Hickson's agreements relating to confidentiality, non-solicitation and non-competition, Trustmark is additionally obligated to pay Mr. Hickson an amount equal to the sum of his salary immediately prior to the termination or resignation and the highest annual bonus earned in any of the preceding three years, multiplied by two. Mr. Hickson is entitled to receive customary benefits for twelve months following his termination, reduced by any benefits received from later employment. Any outstanding unvested stock options vest as of the change in control. Finally, Trustmark is obligated to purchase Mr. Hickson's residence for the lesser of appraised value or $900,000 if he is unable to sell it within four months.

If, without a change in control, Mr. Hickson is terminated (other than for Cause, death, disability or retirement) or if he resigns for Good Reason, in consideration of Mr. Hickson's agreements relating to confidentiality, non-solicitation and non-competition, Trustmark is obligated to pay Mr. Hickson an amount equal to the sum of his salary immediately prior to the termination or resignation and the highest annual bonus earned in any of the preceding three years, multiplied by two. Trustmark must also provide customary benefits for a period of eighteen months following termination, reduced by any benefits received from later employment, and purchase Mr. Hickson's residence for the lesser of appraised value or $900,000 if he is unable to sell it within four months.

If Mr. Hickson is terminated for Cause or if he leaves Trustmark voluntarily, he is not entitled to any payment other than earned salary and bonus.

Effective March 12, 2002, Trustmark entered into amended and restated employment agreements with Harry M. Walker and Gerard R. Host.

Under these agreements, if Mr. Walker or Mr. Host's employment is terminated (other than for Cause, death, disability or retirement) or if either resigns for Good Reason within two years after a change in control of Trustmark, the executive is entitled to payments equal to the sum of his base salary immediately prior to the change in control and the highest annual bonus earned in any of the preceding two years. Trustmark is required to continue certain benefits for twelve months following termination or resignation, reduced by any benefits received from later employment. Any outstanding unvested stock options vest as of the date of termination or resignation. Additionally, Trustmark is obligated to make certain payments in consideration of the executive's covenants relating to confidentiality, non-solicitation and non-competition. The amount payable is the sum of the executive's base salary and the highest annual bonus earned in any of the preceding three years.

If, without a change in control, either executive is terminated without Cause or if either resigns for Good Reason, Trustmark is obligated to make certain payments in consideration of the executive's covenants relating to confidentiality, non-solicitation and non-competition. The amount payable is the sum of the executive's base salary and the highest annual bonus earned in any of the preceding three years.

If Mr. Host and Mr. Walker are terminated for Cause or leave Trustmark voluntarily, they are not entitled to any payment other than earned salary and bonus.

For purposes of these agreements, "Cause" means (i) commission of an act of personal dishonesty, embezzlement or fraud; (ii) misuse of alcohol or drugs;
(iii) failure to pay any obligation owed to Trustmark or any affiliate; (iv) breach of a fiduciary duty or deliberate disregard of any rule of Trustmark or any affiliate; (v) commission of an act of willful misconduct, or the intentional failure to perform stated duties; (vi) willful violation of any law, rule or regulation (other than misdemeanors, traffic violations or similar offenses) or any final cease-and-desist order; (vii) unauthorized disclosure of any confidential information of Trustmark or any affiliate, or engaging in any conduct constituting unfair competition, or inducing any customer of Trustmark or any affiliate to breach a contract with Trustmark or any affiliate.

"Good Reason" means (i) a demotion in status, title or position, or the assignment of the person to duties or responsibilities which are materially inconsistent with such status, title or position; (ii) a material breach of the applicable agreement by Trustmark; (iii) a relocation of the person to a location more than fifty miles outside of Jackson, Mississippi without the person's consent, or, (iv) in the case of Mr. Hickson, his not being named as the Chief Executive Officer of any successor by merger to Trustmark. In the case of Mr. Hickson's agreement, any good faith determination of "Good Reason" made by him shall be conclusive.

Human Resources Committee Report on Executive Compensation

Trustmark's Human Resources Committee, which held eight meetings in 2002, determines the compensation of Trustmark's Chief Executive Officer, as well as reviews and approves the compensation of other executive officers as recommended by the CEO. Compensation includes salary, bonus, and stock options.

Chief Executive Officer Compensation - 2002

In establishing Mr. Hickson's salary, the Committee principally considered the salaries of chief executive officers in comparable financial institutions. Also, the Committee considered Mr. Hickson's performance and contributions to Trustmark.

Mr. Hickson's bonus was determined based upon Trustmark's performance-based bonus program and was measured on individual management effectiveness and corporate performance with regard to net income, efficiency ratio, return on equity and earnings per share growth. In measuring corporate performance, actual performance was measured against profit plan performance targets established at the beginning of the year.

In 2002, Mr. Hickson was awarded options to purchase 45,000 shares of Trustmark's stock at $25.4569 per share, which was the market price of such shares on the award date. The number of options granted was designed to provide Mr. Hickson with additional incentive-based compensation.

Executive Officer Compensation - 2002

In establishing the salaries of Trustmark's executive officers, the Committee considered the recommendations of the CEO, which were principally based on compensation levels of similar positions at comparable financial institutions.

Bonuses awarded to executive officers in 2002 were based on an incentive program that measures performance goals. These goals measure corporate performance, line of business performance and individual management effectiveness.

In 2002, the Committee awarded executive officers stock options, designed to provide additional incentive-based compensation, pursuant to Trustmark's 1997 Long Term Incentive Plan. The number of options granted is determined by specified percentages, which varies with levels of job responsibility, of the participants' base salaries.

Committee Composition

During 2002, no current or former executive officer of Trustmark or any of its subsidiaries served as a member of the Human Resources Committee. The Committee is composed of the following persons:

      Reuben V. Anderson - Chair
      William C. Deviney, Jr.
      C. Gerald Garnett
      Carolyn C. Shanks

Reuben V. Anderson is a partner in the law firm of Phelps Dunbar, L.L.P. In 2002, Trustmark retained this firm on various legal matters. It is anticipated this firm will be retained during 2003 until the conclusion of a particular legal matter. Trustmark does not expect to retain this firm thereafter.

TRANSACTIONS WITH MANAGEMENT

No executive officer, director, nominee, their related entities or their immediate family members have been indebted to Trustmark, or any subsidiaries, other than TNB, at any time since January 1, 2002. In the ordinary course of business, TNB and its subsidiaries have provided, and expect to provide in the future, banking, investment and insurance services in excess of $60,000 with executive officers, directors, nominees, related entities and immediate family members. Such transactions are made on substantially the same terms, including, in the case of loans, interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. None of the loans involved more than the normal risks of collectibility and presented no other unfavorable features.

During 2002, TNB engaged in business relationships with various entities in which members of the Board of Directors have direct and indirect interests. None of these relationships were considered material to TNB or such entity.

AUDIT AND FINANCE COMMITTEE REPORT

Trustmark's Audit and Finance Committee, which conducts the usual and necessary activities in connection with the audit functions of Trustmark, held eight meetings during 2002.

Independent Public Accountants

On April 29, 2002, the Board of Directors, based on the recommendation of the Audit and Finance Committee, announced the engagement of KPMG LLP (KPMG) as Trustmark's independent accountants to replace Arthur Andersen LLP (Andersen), dismissed on April 9, 2002. Andersen had served as the independent accountant since 1992. None of Andersen's reports on the financial statements contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

Representatives of KPMG are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions during the period generally allotted for questions at the meeting.

Committee Review and Discussion

The Committee reviewed and discussed with management and KPMG the audited financial statements as of and for the three years ended December 31, 2002. The Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed the independence of KPMG. Based on this review, the Committee recommended to the Board of Directors that the audited financial statements be included in Trustmark's Annual Report on Form 10-K for the year ended December 31, 2002.

Accounting Fees

(1) Audit Fees - The aggregate audit fees billed to Trustmark during 2002 by KPMG were $470,719. These fees were for work in connection with the audit of Trustmark's consolidated financial statements as of and for the three-years ended December 31, 2002, as well as limited reviews of Trustmark's unaudited consolidated interim financial statements included in Trustmark's quarterly reports on Form 10-Q.

(2) Financial Information Systems Design and Implementation Fees - During 2002, KPMG did not bill Trustmark for design and implementation of financial information systems.

(3) All Other Fees - The aggregate fees billed by KPMG to Trustmark during 2002 for audit-related and other services, totaled $19,156 and $72,987, respectively. The Committee has considered whether the rendering of such non-audit services by KPMG is compatible with maintaining the principal accountant's independence and concluded it would not affect KPMG's independence.

Audit Charter

The Audit and Finance Committee reviews and reassesses the adequacy of the Committee's Charter on an annual basis. During 2002, no changes were made to the Charter filed as an exhibit to the proxy statement dated April 10, 2001.

All members of Trustmark's Audit and Finance Committee are independent directors as defined by NASD rules:

        J. Kelly Allgood - Chair
        John L. Black, Jr.
        Richard H. Puckett
        Kenneth W. Williams

PROPOSALS OF SHAREHOLDERS

Shareholders may submit proposals to be considered at the 2004 Annual Meeting of Shareholders if they do so in accordance with applicable regulations of the Securities and Exchange Commission.

Any shareholder proposals must be submitted to the Secretary of Trustmark no later than November 15, 2003, in order to be considered for inclusion in Trustmark's proxy materials for the 2004 Annual Meeting.

(Logo)
                              TRUSTMARK CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          ANNUAL MEETING OF SHAREHOLDS

                                 APRIL 15, 2003


The shareholder(s) hereby appoints Matthew L. Holleman III and J. Kelly Allgood, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Trustmark Corporation that the shareholder(s) are entitled to vote at the annual meeting of shareholders to be held in the Grand Ballroom at the Hilton Jackson, located at 1001 East County Line Road, Jackson, Mississippi, on Tuesday, April 15, 2003, at 2:00 p.m., Central Time.

THIS  PROXY,  WHEN  PROPERLY  EXECUTED,   WILL  BE  VOTED  AS  DIRECTED  BY  THE
SHAREHOLDERS, IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR YOU MAY VOTE BY INTERNET OR TELEPHONE (SEE REVERSE SIDE FOR MORE INFORMATION).

Address Changes/Comments:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


(If you noted any address changes/comments above, please mark corresponding box on the reverse side).

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(Logo)

Trustmark Corporation
P.O. Box 291
Jackson, MS  39205-0291

Vote by Internet - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

Vote by Phone - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

Vote by Mail
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Trustmark Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
TRUST1
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

TRUSTMARK CORPORATION

1. Election of Directors - To elect a board of twelve directors to hold office for the ensuing year or until their successors are elected and qualified.

        Nominees:
        01)      J. Kelly Allgood
        02)      Reuben V. Anderson
        03)      John L. Black, Jr.
        04)      William C. Deviney, Jr.
        05)      C. Gerald Garnett
        06)      Richard G. Hickson
        07)      Matthew L. Holleman III
        08)      William Neville III
        09)      Richard H. Puckett
        10)      Carolyn C. Shanks
        11)      Kenneth W. Williams
        12)      William G. Yates, Jr.

               For All               (      )

               Withhold All          (      )

               For All Except        (      )

               To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
               -----------------------------------------------------------------


2.   To transact such other business as may properly come before the meeting.

For  address  changes  and/or  comments,  please  write  them on the back  where
indicated and check this box.                                (     )

If you plan to attend the meeting, please check this box.    (     )

----------------------------------          --------
Signature (PLEASE SIGN WITHIN BOX)          Date

----------------------------------          --------
Signature (Joint Owners)                    Date